As filed with the Securities and Exchange Commission on May 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZIVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	5912	87-0699977
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2804 Orchard Lake Rd., Suite 202

Keego Harbor, MI 48320

(248) 452 9866

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith R. Marchiando

Chief Financial Officer

ZIVO Bioscience, Inc.

2804 Orchard Lake Rd., Suite 202

Keego Harbor, MI 48320

(248) 452 9866

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald J. Kunz, Esq. Emily J. Johns, Esq. Honigman LLP 2290 First National Building 600 Woodward Avenue Detroit, MI 48226-3506 (313) 465-7454	Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, NY 10174 (212) 907-6457

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-251221

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(7)	Amount of Registration Fee(3)
Units consisting of shares of the Registrant’s Common Stock, par value $0.001 per share (“Common Stock”), and warrants to purchase shares of Common Stock	$2,645,000	$288.57
Warrants to purchase Common Stock included as part of the Units(2)(4)	-	-
Common Stock included as part of the Units(2)(5)	-	-
Common Stock issuable upon exercise of the warrants included as part of the Units(2)(6)	$2,909,500	$317.43
Underwriter warrants to purchase Common Stock (7)	-	-
Common Stock issuable upon exercise of the underwriter warrants(5)(7)	$202,400	$22.08
Total	$5,756,900	$628.08

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes shares and/or warrants that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of all securities being registered.
(4)

Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the securities of the Registrant underlying the warrants.

(5)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(6)	Includes shares issuable upon exercise of the warrants that the underwriters have the option to purchase to cover over-allotments, if any.
(7)

The Registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $28,784,500 on a registration statement on Form S-1, as amended (File No. 333-251221), which was declared effective by the Securities and Exchange Commission on May 27, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $5,756,900 is hereby registered.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinions and consents solely to register up to an aggregate of $5,756,900 in (i) additional shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) additional warrants to purchase shares of Common Stock, and (iii) shares of Common Stock issuable upon exercise of the warrants. The contents of the Registration Statement on Form S-1 (Registration No. 333-251221), as amended, including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on May 27, 2021, are incorporated by reference in this Registration Statement (the “Prior Registration Statement”). The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Prior Registration Statement.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

5.1*	Opinion of Fennemore Craig, P.C.

5.2*	Opinion of Honigman LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1).

23.2*	Consent of Honigman LLP (included in Exhibit 5.2).

24.1**	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Form S-1 Registration Statement (Registration No. 333-251221), filed by Zivo Bioscience, Inc. on December 9, 2020).

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Keego Harbor, State of Michigan, on May 27, 2021.

ZIVO BIOSCIENCE, INC.

By:	/s/ Keith Marchiando
Keith Marchiando
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Dahl		May 27, 2021
Andrew Dahl	President, Chief Executive
Officer, and Director (Principal Executive Officer)
/s/ Keith Marchiando
Keith Marchiando	Chief Financial Officer (Principal	May 27, 2021
Accounting and Financial Officer)
*
Christopher Maggiore	Director	May 27, 2021

*
Nola Masterson	Director	May 27, 2021

*
John Payne	Director	May 27, 2021

*
Robert Rondeau	Director	May 27, 2021

/s/ Alison Cornell
Alison Cornell	Director	May 27, 2021

* By Andrew Dahl as attorney-in-fact:

/s/ Andrew Dahl
Andrew Dahl